As filed with the Securities and Exchange Commission on April 26, 2016

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-186674

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-177488

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-171168

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-169814

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-168802

under

the Securities Act of 1933

Magnum Hunter Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(832) 369-6986

(Address of registrant’s principal executive offices)

(Name, address, including zip code and telephone number, including area code, of agent for service) Paul M. Johnston 909 Lake Carolyn Parkway, Suite 600 Irving, Texas 75039 (832) 369-6986	Copy of communications to: Matthew R. Pacey, P.C. Kirkland & Ellis LLP 600 Travis Street, Suite 3300 Houston, Texas 77002 Tel: (713) 835-3600 Fax: (713) 835-3601

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission:

•                  Registration No. 333-186674, filed on Form S-8 on February 14, 2013, pertaining to the registration of 7,500,000 shares of common stock (“Shares”) issued or issuable under the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan, as amended (the “Plan”);

•                  Registration No. 333-177488, filed on Form S-8 on October 24, 2011, pertaining to the registration of 5,000,000 Shares issued or issuable under the Plan;

•                  Registration No. 333-171168, filed on Form S-8 on December 15, 2010, pertaining to the registration of 9,000,000 Shares issued or issuable under the Plan;

•                  Registration No. 333-169814, filed on Form S-8 on October  7, 2010, pertaining to the registration of 3,000,000 Shares issued or issuable under the Magnum Hunter Resources Corporation 401(k) Employee Stock Ownership Plan

•                  Registration No. 333-168802, filed on Form S-8 on August 12, 2010, pertaining to the registration of 6,000,000 Shares issued or issuable under the Magnum Hunter Resources Corporation 2006 Stock Incentive Plan.

On December 15, 2015, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 (the “Filing”) of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which cases are being jointly administered under the caption In re Magnum Hunter Resources Corporation, et al., Case No. 15-12533 (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on April 26, 2016.

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Gary C. Evans
Name: Gary C. Evans
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, these post-effective amendments to the Registration Statements have been signed by the following persons in the capacities indicated on April 26, 2016.

	Signature	Title

	/s/ Gary C. Evans	Chairman of the Board and Chief Executive Officer
	Gary C. Evans	(Principal Executive Officer)

	/s/ Joseph C. Daches	Senior Vice President and Chief Financial Officer
	Joseph C. Daches	(Principal Financial and Accounting Officer)

	*	Director
Victor Carrillo

	*	Director
Stephen C. Hurley

	*	Director
Joe L. McClaugherty

	*	Director
Jeff Swanson

*By:	/s/ Gary C. Evans
Gary C. Evans
Attorney in fact for the persons indicated